SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): February 26, 1998

                               PAN AM CORPORATION
             (Exact name of Registrant as specified in its charter)

                   9300 N.W. 36TH STREET, MIAMI, FLORIDA 33178
                         (address of principal offices)

                                  305-873-3000

                         (Registrant's telephone number)

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

Incorporation under the laws of the         Commission File Number         I.R.S. Employer Identification Number

         STATE OF FLORIDA                          0-23444                              65-0450311

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         On February 26, 1998, Pan American World Airways, Inc., a Florida corporation, and Pan American Airways Corp., a Florida corporation (collectively, the "Debtor Subsidiaries") filed voluntary petitions for relief under Chapter 11, Title 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Florida, Miami Division. The Debtor Subsidiaries are the two major airline subsidiaries of Pan Am Corporation, a Florida corporation (the "Company"), and are wholly owned by the Company. The Company did not file for similar protection.

         The Bankruptcy filings resulted from the Debtor Subsidiaries' inability to meet current operating requirements and other obligations. Chapter 11 of the United States Bankruptcy Code allows the Debtor Subsidiaries to remain as debtors in possession of their assets and business while being subject to the supervision and orders of the Bankruptcy Court.

         As a consequence of the filings, the Company announced that it was ceasing airline operations while it sought debtor in possession financing. There can be no assurances that such financing will be provided.

ITEM 5.  OTHER EVENTS

         The Company stated that it had been contacted by the American Stock Exchange ("ASE") regarding noncompliance with the ASE's listing requirements which if not met could result in the Company being delisted from the ASE. There are no assurances that the Company will be able to meet such listing requirements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits

          (99) Press Release February 26, 1998

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                               PAN AM CORPORATION

                           By: /s/ John J. Ogilby, Jr.
                               -----------------------
                               John J. Ogilby, Jr.

                               General Counsel and
                               Vice President-
                               Corporate Development

Dated: February 27, 1998

                                                                               2

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EXHIBIT INDEX


EXHIBIT                   DESCRIPTION
-------                   -----------

99              Press Release, February 26, 1998